                                                                     Exhibit 4.1

                          AMERICAN PARAMOUNT GOLD CORP.
                               (the "Corporation")

                       CODE OF ETHICS AND BUSINESS CONDUCT
         FOR DIRECTORS, SENIOR OFFICERS AND EMPLOYEES OF THE CORPORATION
                                  (the "Code")

This Code applies to the Chief  Executive  Officer,  President,  Chief Financial
Officer,  Principal Executive Officer,  Principal  Financial Officer,  Principal
Accounting   Officer,   Controller  and  persons  performing  similar  functions
(collectively,  the "Senior  Officers")  along with all  directors and employees within the  Corporation  (the  Senior  Officers,  directors  and  employees  are hereinafter  collectively  referred to as the  "Employees").  This Code covers a wide range of business  practices and procedures.  It does not cover every issue that may arise,  but it sets out basic  principles to guide all Employees of the
Corporation.  All Employees  should conduct  themselves  accordingly and seek to avoid  the  appearance  of  improper  behaviour  in  any  way  relating  to  the
Corporation.

Any Employee who has any questions  about the Code should consult with the Chief
Executive  Officer,  the President,  the  Corporation's  board of directors (the
"Board") or the Corporation's audit committee (the "Audit Committee").

The Corporation has adopted the Code for the purpose of promoting:

     *    honest and ethical  conduct,  including the ethical handling of actual or apparent  conflicts of interest  between  personal and professional relationships;

     *    full,  fair,  accurate,  timely and  understandable  disclosure in all reports and documents that the Corporation  files with, or submits to, the  Securities  and Exchange  Commission  ("SEC") and in other public communications  made by the  Corporation  that are  within  the Senior
          Officer's area of responsibility;

     *    compliance with applicable governmental laws, rules and regulations;

     *    the prompt internal reporting of violations of the Code; and

     *    accountability for adherence to the Code.

HONEST AND ETHICAL CONDUCT

Each Senior  Officer and member of the Board owes a duty to the  Corporation  to act with integrity.  Integrity  requires,  among other things,  being honest and candid.  Employees  must adhere to a high  standard  of business  ethics and are expected to make  decisions and take actions based on the best  interests of the
Corporation,  as a whole,  and not based on personal  relationships or benefits.
Generally, a "conflict of interest" occurs when an Employee's personal interests is, or appears to be,  inconsistent  with,  interferes with or is opposed to the best interests of the Corporation or gives the appearance of impropriety.
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Business  decisions  and  actions  must  be made in the  best  interests  of the
Corporation  and  should  not  be  influenced  by  personal   considerations  or
relationships.  Relationships with the Corporation's  stakeholders - for example suppliers,  competitors  and  customers  -  should  not in  any  way  affect  an
Employee's  responsibility and  accountability to the Corporation.  Conflicts of interest  can arise when an  Employee  or a member of his or her family  receive improper gifts,  entertainment or benefits as a result of his or her position in the Corporation.

Specifically, each Employee must:

     1.   act with  integrity,  including  being  honest and candid  while still maintaining  the  confidentiality  of  information  when  required  or consistent with the Corporation's policies;

     2.   avoid violations of the Code,  including actual or apparent  conflicts
          of  interest  with  the  Corporation  in  personal  and   professional
          relationships;

     3.   disclose to the Board or the Audit Committee any material  transaction or  relationship  that could  reasonably be expected to give rise to a breach of the Code, including actual or apparent conflicts of interest with the Corporation;

     4.   obtain  approval from the Board or Audit  Committee  before making any decisions  or taking any action that could  reasonably  be expected to involve a conflict  of  interest  or the  appearance  of a conflict of interest;

     5.   observe  both the form and spirit of laws and  governmental  rules and regulations, accounting standards and Corporation policies;

     6.   maintain  a  high  standard  of  accuracy  and   completeness  in  the
          Corporation's financial records;

     7.   ensure full, fair, timely,  accurate and understandable  disclosure in the Corporation's periodic reports;

     8.   report any violations of the Code to the Board or Audit Committee;

     9.   proactively  promote ethical  behaviour among peers in his or her work environment; and

     10.  maintain the skills  appropriate  and necessary for the performance of his or her duties.

DISCLOSURE OF CORPORATION INFORMATION

As a result of the Corporation's  status as a public company,  it is required to file periodic and other reports with the SEC. The  Corporation  takes its public disclosure  responsibility  seriously to ensure that these  reports  furnish the marketplace  with full, fair,  accurate,  timely and  understandable  disclosure
regarding  the  financial  and  business  condition  of  the  Corporation.   All
disclosures  contained in reports and  documents  filed with or submitted to the

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SEC, or other government agencies,  on behalf of the Corporation or contained in other public communications made by the Corporation must be complete and correct in all material respects and understandable to the intended recipient.

The Senior Officers,  in relation to his or her area of responsibility,  must be
committed  to  providing  timely,   consistent  and  accurate  information,   in
compliance  with all legal and regulatory  requirements.  It is imperative  that this disclosure be accomplished  consistently during both good times and bad and that all  parties  in the  marketplace  have  equal or  similar  access  to this information.

All of the Corporation's books, records,  accounts and financial statements must be maintained in reasonable detail, must appropriately reflect the Corporation's transactions,  and must conform both to applicable legal requirements and to the
Corporation's  system of internal controls.  Unrecorded or "off the book" funds, assets or liabilities  should not be maintained  unless  permitted by applicable
law  or  regulation.   Senior  Officers  involved  in  the  preparation  of  the
Corporation's  financial  statements must prepare those statements in accordance with generally accepted accounting  principles,  consistently  applied,  and any other applicable accounting standards and rules so that the financial statements
materially,   fairly  and  completely  reflect  the  business  transactions  and financial  statements and related condition of the Corporation.  Further,  it is important that financial  statements and related disclosures be free of material errors.

Specifically, each Senior Officer must:

     1.   familiarize  himself  or  herself  with  the  disclosure  requirements generally applicable to the Corporation;

     2.   not knowingly  misrepresent,  or cause others to  misrepresent,  facts
          about  the   Corporation  to  others,   including  the   Corporation's
          independent   auditors,   governmental   regulators,   self-regulating
          organizations and other governmental officials;

     3.   to the  extent  that he or she  participates  in the  creation  of the
          Corporation's  books and records,  promote the accuracy,  fairness and timeliness of those records; and

     4.   in relation to his or her area of responsibility,  properly review and critically analyse proposed disclosure for accuracy and completeness.

CONFIDENTIAL INFORMATION

Employees  must  maintain  the   confidentiality  of  confidential   information
entrusted to them by the Corporation of its customers,  suppliers, joint venture partners, or others with whom the Corporation is considering a business or other transaction  except when  disclosure is  authorized  by an executive  officer or required or mandated by laws or regulations.  Confidential  information includes all  non-public  information  that might be useful or helpful to  competitors or harmful to the Corporation or its customers or suppliers,  if disclosed. It also includes information that suppliers,  customers and other parties have entrusted
to  the  Corporation.   The  obligation  to  preserve  confidential  information
continues even after employment ends.

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Records  containing  personal data about employees or private  information about customers  and  their  employees  are  confidential.  They  are to be  carefully safeguarded,  kept current, relevant and accurate. They should be disclosed only to authorized personnel or as required by law.

All inquiries  regarding the Corporation from  non-employees,  such as financial analysts  and  journalists,  should  be  directed  to the  Board  or  the  Audit
Committee.  The  Corporation's  policy is to  cooperate  with  every  reasonable request of  government  investigators  for  information.  At the same time,  the
Corporation is entitled to all the safeguards provided by law for the benefit of
persons  under   investigation   or  accused  of  wrongdoing,   including  legal
representation. If a representative of any government or government agency seeks an  interview  or requests  access to data or  documents  for the purposes of an investigation,  the Employee should refer the representative to the Board or the
Audit  Committee.  Employees  also  should  preserve  all  materials,  including documents  and e-mails that might relate to any pending or  reasonably  possible investigation.

COMPLIANCE WITH LAWS

The Employees must respect and obey all applicable foreign,  federal,  state and local laws,  rules and regulations  applicable to the business and operations of the Corporation.

Employees who have access to, or knowledge of,  material  nonpublic  information from or about the Corporation  are prohibited from buying,  selling or otherwise trading in the  Corporation's  stock or other securities.  "Material  nonpublic"
information  includes any  information,  positive or negative,  that has not yet been made available or disclosed to the public and that might be of significance to an investor, as part of the total mix of information,  in deciding whether to buy or sell stock or other securities.

Employees  also  are  prohibited  from  giving  "tips"  on  material   nonpublic
information,  that is directly or indirectly  disclosing such information to any other person,  including  family members,  other relatives and friends,  so that they may trade in the Corporation's stock or other securities.

Furthermore,   if,  during  the  course  of  an  Employee's   service  with  the
Corporation,  he or she acquires  material  nonpublic  information about another company,  such as one of our  customers  or  suppliers,  or you  learn  that the
Corporation  is planning a major  transaction  with another  company (such as an acquisition),  the Employee is restricted  from trading in the securities of the other company.

REPORTING  ACTUAL AND POTENTIAL  VIOLATIONS OF THE CODE AND  ACCOUNTABILITY  FOR
COMPLIANCE WITH THE CODE

The Corporation,  through the Board or the Audit  Committee,  is responsible for applying this Code to specific  situations in which  questions may arise and has the authority to interpret this Code in any particular  situation.  This Code is not  intended  to  provide a  comprehensive  guideline  for Senior  Officers  in relation to their business  activities  with the  Corporation.  Any Employee may seek  clarification  on the application of this Code from the Board or the Audit
Committee.

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
Each Employee must:

     1.   notify the Corporation of any existing or potential  violation of this
          Code, and failure to do so is itself a breach of the Code; and

     2.   not retaliate,  directly or indirectly,  or encourage others to do so, against  any  Employee  for  reports,  made  in  good  faith,  of  any misconduct  or  violations  of the Code solely  because that  Employee raised a legitimate ethical issue.

The Board or the Audit  Committee will take all action it considers  appropriate to investigate any breach of the Code reported to it. All Employees are required to  cooperate  fully with any such  investigations  and to provide  truthful and accurate  information.  If the Board or the Audit  Committee  determines  that a breach has  occurred,  it will take or authorize  disciplinary  or  preventative action  as it deems  appropriate,  after  consultation  with  the  Corporation's counsel if  warranted,  up to and including  termination  of  employment.  Where appropriate,  the Corporation  will not limit itself to disciplinary  action but may pursue legal action against the offending Employee involved.  In some cases, the Corporation may have a legal or ethical obligation to call violations to the attention of appropriate enforcement authorities.

Compliance  with the Code may be  monitored  by audits  performed  by the Board,
Audit Committee,  the Corporation's  counsel and/or by the Corporation's outside auditors. All Employees are required to cooperate fully with any such audits and to provide truthful and accurate information.

Any  waiver of this Code for any  Employee  may be made only by the Board or the
Audit Committee and will be promptly  disclosed to stockholders  and others,  as required by applicable law. The Corporation must disclose changes to and waivers of the Code in accordance with applicable law.

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